Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Jos. A. Bank Clothiers, Inc.:
We consent to the incorporation by reference in Registration Statement Nos. 333-103962, 333-85426, 333-57492 and 333-20363 on Forms S-8 of our reports dated April 8, 2009, relating to the financial statements of Jos. A. Bank Clothiers, Inc. (the “Company”) and the effectiveness of the Company’s internal control for financial reporting, appearing in this annual report on Form 10-K of Jos. A. Bank Clothiers, Inc for the year ended January 31, 2009.
/s/ Deloitte & Touche LLP
Baltimore, Maryland
April 8, 2009